Exhibit 99.2

Contact:	Jeffrey B. Murphy, CEO or Alfred L. LaTendresse, CFO RTW, Inc. (952) 893-0403

RTW TO PROVIDE ITS PROPRIETARY SOLUTIONS TO MIDWEST INSURANCE COMPANY IN MINNESOTA

MINNEAPOLIS, MN — October 28, 2004, RTW, Inc. (Nasdaq: RTWI), a leading provider of products and services to cost-effectively manage both insured and self-insured workers’ compensation programs, announced that it will provide services to Midwest Insurance Company (Midwest) as Midwest enters Minnesota. Midwest recently entered the Minnesota marketplace underwriting workers’ compensation insurance for employers through an A rated carrier. RTW will provide its proprietary case management competencies, ID15® and The RTW Solution®, along with claims adjusting services to administer Midwest’s workers’ compensation claim costs under a two-year fee-for-service contract.

     Jeffrey B. Murphy, RTW’s President and Chief Executive Officer, said, “We are pleased to partner with Midwest as it begins underwriting workers’ compensation insurance in Minnesota. Midwest complements insurance products offered through our subsidiary, American Compensation Insurance Company, providing agents a lower cost insurance product to offer their customers.”

     “Our partnership with Midwest enables us to continue to transform the workers’ compensation system using our proprietary services. It also furthers our business strategy of providing RTW’s core competencies, including early identification of troublesome claims, exceptional case and claims management services and proprietary technology offerings, to insurers, self-insured groups and employers and other alternative markets on a fee-for-service basis without incurring insurance risk. This is the first instance in which RTW is providing these services to another workers’ compensation insurance company and is another example of our capabilities and the breadth of new market opportunities that our fee-for-service business can address,” Murphy said.

     Max Carney, Midwest’s President and Chief Executive Officer, said, “We are excited to partner with RTW as we enter the Minnesota marketplace. The combination of RTW’s claims handling platform and our underwriting and marketing capabilities will bring great value to insurance agencies and employers.” Midwest Insurance Company is a mono-line workers’ compensation carrier that is privately held.

     RTW, Inc., based in Minneapolis, Minnesota, manages workers’ compensation programs for insured and self-insured employers using its proprietary management systems: (i) ID15®, designed to identify those injured employees who are likely to get caught in the workers’ compensation system; and (ii) The RTW SOLUTION®, designed to lower employers’ workers’ compensation costs and return injured employees to work as soon as possible. RTW offers its insured products to employers in Minnesota, Colorado and Michigan and has expanded its non-insurance products and services nationally. Customers include insured and self-insured employers, agents, insurance companies, state assigned risk plans and span many industries, including manufacturing, health care, hospitality and wholesale/retail.

     RTW, Inc. is traded on the Nasdaq National Market under the symbol RTWI. For more information on RTW, Inc., please visit www.rtwi.com

     Safe Harbor Statement: Some of the statements made in this News Release, as well as statements made by us in periodic press releases and oral statements made by our officials to analysts and shareholders in the course of presentations about the Company, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things: (i) our ability to retain renewing policies and write new business with a B+ (Very Good, Secure) rating from A.M. Best; (ii) our ability to extend our workers’ compensation services to self-insured employers and other alternative markets and to operate profitably in providing these services; (iii) our ability to continue to increase pricing on insured products in the markets in which we remain or alternatively non-renew or turn away improperly priced business; (iv) the ability of our reinsurers to honor their obligations to us; (v) our ability to accurately predict claim development; (vi) our ability to provide our proprietary products and services to customers successfully; (vii) our ability to manage both our existing claims and new claims in an effective manner; (viii) our experience with claims frequency and severity; (ix) medical inflation; (x) competition and the regulatory environment in which we operate; (xi) general economic and business conditions; (xii) our ability to obtain and retain reinsurance at a reasonable cost; (xiii) changes in workers’ compensation regulation by states, including changes in mandated benefits or insurance company regulation; (xiv) interest rate changes; and (xv) other factors as noted in our other filings with the SEC. This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may affect our future performance.